                                                                  EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our reports, dated December 20, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of SatCon Technology Corporation on Form 10-K/A Amendment No. 2 to Form 10-K for the year ended September 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of SatCon Technology Corporation on Form S-8 (File Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802, 333-67504, and 333-100753) and Form S-3
(File Nos. 333-05939, 333-37921, 333-87157, 333-94859, 333-48936 and
333-67328).


/s/ Grant Thornton LLP


Boston, Massachusetts
August 5, 2003